UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 5, 2010

A5 LABORATORIES INC.
(Exact name of registrant as specified in its charter)

Nevada	333-138927	20-5277531
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
incorporation)		No.)

10300 Chemin de la Cote-De-Liesse,
Lachine, Quebec, H8T 1A3
(Address of principal executive offices)

(514) 420-0333
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.
Item 3.01 Unregistered Sales of Equity Securities.

As used in this Current Report on Form 8-K, unless otherwise stated, all references to the “Company”, “we,” “our” and “us” refer to A5 Laboratories Inc.

Asset Acquisition

On June 18, 2010 we entered into a CRO asset acquisition agreement and an Interferon asset acquisition agreement (collectively, the “Agreements”) with Vida Nutra Pharma Inc., a company incorporated under the laws of Canada (“Vida”) and on July 5, 2010 we closed the transactions contemplated by the Agreements. Pursuant to the terms of the Agreements we issued options to acquire an aggregate of 1,000,000 shares of our common stock at $0.001 per share for a period of 60 months to Vida in exchange for the assets contemplated by the Agreements.

Going forward, we have abandoned our former business and will focus on provision of contract research and laboratory services (“CRO”) and the development of our interferon production technology.

On July 4, 2010, prior to the consummation of the Acquisition we had 45,500,000 shares of our common stock issued and outstanding following a 10 for 1 forward split which went effective on April 8, 2010. Upon the closing of the transactions contemplated by the Agreements we issued options to acquire an aggregate of 1,000,000 shares of our common stock to Vida. The options to acquire 1,000,000 shares of our common stock were issued in reliance upon an exemption from registration pursuant to Regulation S promulgated under the Securities Act of 1933, as amended (the “Securities Act”). As of the filing of this Current Report there are 45,500,000 shares and options to acquire a further 1,000,000 shares of our common stock issued and outstanding.

Description of Business

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. To the extent that any statements made in this report contain information that is not historical, these statements are essentially forward-looking. Forward-looking statements can be identified by the use of words such as “expects”, “plans”, “will”, “may,”, “anticipates”, “believes”, “should”, “intends”, “estimates”, and other words of similar meaning. These statements are subject to risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, our ability to raise additional capital to finance our activities; the effectiveness, profitability and marketability of our products; legal and regulatory risks associated with the Acquisition; the future trading of our common stock; our ability to operate as a public company; our ability to protect our proprietary information; general economic and business conditions; the volatility of our operating results and financial condition; our ability to attract or retain qualified senior management personnel and research and development staff; and other risks detailed from time to time in our filings with the Securities and Exchange Commission (the “SEC”), or otherwise.

Information regarding market and industry statistics contained in this report is included based on information available to us that we believe is accurate. It is generally based on industry and other publications that are not produced for purposes of securities offerings or economic analysis. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services

Overview

We were incorporated in the State of Nevada on June 21, 2006 as El Palenque Nercery, Inc. On June 30, 2006 we changed our name to El Palenque Vivero, Inc., and on March 23, 2010 we changed our name to A5 Laboratories Inc. On April 8, 2010, we effected split of our issued shares of common stock on the basis of 10 for 1. Our business offices are located at 10300 Chemin de la Cote-de-Liesse, Lachine, Quebec, H8T 1A3 and our telephone number is 514-420-0333.

Previous Business

The Company was originally incorporated with the intention of opening and operating a plant nursery in the City of Cuernavaca, in the state of Morelos, Mexico. We recently decided to redirect our business focus towards identifying and pursuing options regarding the development of a new business plan and direction.

Current Business

Upon closing the Acquisition we have switched out business focus to operating a contract research and laboratory business and developing our Interferon asset.

Principal Services

Contract Research and Laboratory Services

We offer a full range of testing services to the pharmaceutical industry in a variety of fields; all in compliance with Good Laboratory Practices (GLP) and current Good Manufacturing Practices regulations (cGMP) through in-house and outsourcing arrangements. The comprehensive services provided help to expedite the development process by providing immediate resources and technical expertise to help our clients meet timelines, pursue projects of varying priority and risk, handle changes in workload, handle multiple projects, and pursue developments without in-house resources. Our CRO services can be divided into two sections: Analytical and Quality Assurance.

Analytical

We offer a wide range of analytical services to support a client’s quality control, product development, method development, validation and marketed product activities. We are able to provide quantitative and qualitative as well as consulting and analytical services in chemistry, microbiology and chromatography to the pharmaceutical, biotechnology and cosmetics industries. At our facility in Lachine, Quebec, we are able to perform a wide variety of quality control tests on raw materials as well as finished products. We also offer a full range of ICH stability conditions and provide total stability management. In addition, we can develop and validate new methods, revalidate existing methods to ensure compliance with current regulatory requirements and perform technology transfers.

These services can be broken down as follows:

Analytical Services
Stability Testing and Storage (I.C.H. And Custom Conditions)	Method Developments and Validation	Microbiological Testing
Pharmaceutical Synthesis	Drug Substance Testing	Reverse Engineering
Formulation Development	Validated Secondary Standard

Consulting Services
Quality Audits	Submission Support and Documentation	GLP and GMP Audit and Inspection

Testing Capabilities
Chromatography	H.P.L.C.	G.C.
Chiral H.P.L.C.	T.L.C.	Semi-Prep L.C.
USP and Compendial Testing	UV-VIS Spectrophotometry	Dissolution/Disintegration Physical Testing
Atomic Absorption Spectrophotometry (AA)	Fourier Transform Infrared Spectrophotometry (FTIR)	Polarimetry

Microbiological Analysis Services
Antibiotic Assays	Stability Testing	Method Development and Validation
Finished Product and Raw Material Testing	Manufacturing Validation Support	Sample Collection

Micro Testing Capabilities
Speciation (MIDI GC, API, Biochemical Tests)	Microbial Limits Testing	Compendial Testing (USP, CFR, SP, EP, JP, and BP)
Bacterial Endotoxin Testing (LAL: Gel Clot and Kinetic)	Sterility Testing	Antimicrobial Preservative Efficacy
Container/Closure Testing (Dye, Ingression Microbial Ingression)	Bioburden Testing	Cleaning Validation
Antibiotic Assay	Filter Retention Testing	BI Verificaiton (Titer and Organism ID)
Dose Audits of Sterile Fill Areas	Environmental Monitoring

Quality Assurance and Support Services

We also provide various support services via which clients receive quality testing data on their products through compliance with Good Laboratory Practices (GLPs) and Good Manufacturing Practices (cGMPs). The Quality Assurance department independently audits and tracks every project to assure accurate and reliable results. Every report includes a Quality Assurance Letter verifying and qualifying data and compliance, which completes the audit trail. We can prepare or help our customer to obtain all regulatory authorization to import and distribute their pharmaceutical product via getting D.I.N ( drug identification Number) or nutraceuticals products via getting N.P.N (natural product Number) from Health Canada.

Interferon

The normal function of the immune system is essential for health, and dysfunction of the immune system leads to a wide diversity of diseases. Deficiency of immune cell production or defective immune cell function can lead to a spectrum of immunodeficiency diseases. Over-activity of various components of the immune system leads to the development of allergic or autoimmune diseases. Leukemias and lymphomas are the result of malignant transformation in cells of the immune system. Cytokines are soluble mediators acting as cell-to-cell messengers in the immune system. They are critical for normal immune system function, and their expression may be perturbed in disease states. They are involved in the regulation of the growth, development, and activation of immune system cells and the mediation of the inflammatory response. In general, cytokines are pleotropic in that they are capable of acting on many different cell types. This pleotropism results from the presence of receptors for the same cytokine on multiple cell types, leading to the formation of "cytokine networks."

Interferons (IFNs) are cytokines that exhibit a broad spectrum of immune-modulating and anti-proliferative properties. Alpha (leukocyte) IFN-a is made by white blood cells; beta (fibroblast) IFN-b is made by skin cells and gamma (immune) IFN-g is made by lymphocytes after stimulation by antigen. IFNs are not species-specific. IFNs are coded by three distinct cell genes; they have important differences in amino acid sequence, stimulus for induction, producer cell and role in the body. The active substance is not IFN itself, but proteins that IFN causes to be produced by other cells of the immune system.

Interferon-gamma is produced by stimulated T-lymphocytes (CD4+ and CD8+) and natural killer (NK) cells (both components of the immune system) in response to infection and antigenic challenge. IFN-gamma shows little structural relationship to IFN-a and IFN-b. IFN-gamma has antiviral and antiproliferative properties and several biological actions not shared with the other interferons. It alone is a potent activator of macrophages and neutrophils, enhancing the production of reactive oxygen species and the killing of microbacterial, fungal and protozoan pathogens. Another important difference is its role as a primary mediator of the immune response. Cytokines such as IFN-gamma play an essential role in the mechanisms of immunity. When the host is challenged with a pathogen, cytokines are synthesized in situ and it is the influence of these cytokines on the other cells of the immune system, which contributes towards development of immunity to that pathogen.

We have acquired proprietary technology from Vida Nutra Pharma Inc., for cost effective gamma interferon (IFN-g) production technology. The application of human gamma interferon in immune-based therapy has potential therapeutic applications in cancers, chronic hepatitis B, opportunistic infections in HIV patients, antibiotic resistant bacterial and fungal infections, parasite infections, sepsis, and diabetes. Interferon (IFN)-gamma is a soluble protein produced by immune cells in response to infection and antigenic challenge. IFN-gamma has antiviral and antiproliferative properties and is a potent activator of macrophages and neutrophils, enhancing killing of microbacterial, fungal and protozoan pathogens.

We have not yet created sufficient IFN-gamma to effectively test it across a large enough animal or human population to generate any meaningful data on the efficacy of IFN-gamma as a treatment method.

A large number of experimental and clinical data indicate a wide spectrum of disease states that are potentially amenable to IFN-gamma treatment. In several of the diseases, IFN-gamma immune-based therapy is in phase II or III clinical trials. Recombinant IFN-gamma immune-based therapy has been approved for clinical therapy of three rare diseases. The major hurdle to overcome in IFN-gamma treatment is the cost of dosages that can easily run into tens of thousands of dollars for a single treatment. Cost has been the limiting factor in the expansion of recombinant IFN-gamma to clinical settings treating major diseases, and we believe that our technology may be able to significantly lower this cost, by a factor of 10 to 1 or even 100 to 1 by the application of our interferon production technology. We intend to focus on production of natural human gamma interferon for clinical trials and therapeutics if we are able to prove efficacy and efficiency, we expect to commercialize our product.

Gamma interferons are manufactured commercially in three ways: by genetic engineering, by cell culture, and from human white blood cells. In the United States, only one type of gamma interferon is approved for commercial sale: Actimmune, which is a recombinant form of human IFN-gamma and is produced in E. coli bacteria.

The critical step in the production of natural IFNs involves activation by inducers to stimulate IFNs secretion in spleen cells. In the past, inducers used for stimulating IFN secretion were toxic agents such as bacterial endotoxins, plant lectins (ConA, PHA), as well as viruses and the issue of safety was one of the main factors that limited clinical application of natural IFNs.

Markets, Customers and Distribution

Contract Research and Laboratory Services

The drug development process is a lengthy, expensive activity monitored and regulated by a number of governing bodies. The identification of any new drug candidate involves proving its safety and efficacy through a series of prescribed laboratory experiments and tests including safety and biological activity testing. The drug industry has been under increasing pressure from managed care, industry consolidation and competition, and globalization to increase annual output of new products and conduct the research in a more cost-effective and time-efficient manner. The increasing pressure from managed care and industry competition will continue forcing sponsors to expand their outsourcing to contract research organizations. Stricter regulatory requirements both in the United States and abroad have also made CROs a more attractive alternative to in-house testing and management.

Market situation appraisal for CRO indicates a market size of approximately $15 million for the Quebec market, $20 million for the Ontario market, and $190 - 230 million for the US market.

We provide services to a diverse client base consisting of emerging pharmaceutical companies, biotechnology companies, large pharmaceutical companies, specialty pharmaceuticals, drug delivery companies, and generics.

Interferon

Thus far, IFN-gamma has been recognized as clinically effective in the prophylaxis of chronic granulomatous disease, as adjunctive treatment in at least one systemic intracellular infection, visceral leishmaniasis and in treatment of osteopretosis. However, we believe that IFN-gamma treatment can prove to be effective in all types of diseases ranging from cancer, viral infections, sepsis, AIDS and diabetes.

Many of the infectious diseases listed affect large segments of the world population and could benefit from IFN-gamma as both first line therapy or as an adjunct therapy in restoring proper immune system function.

Actimmune, a recombinant human IFN-gamma currently approved for IFN-gamma immunotherapy is expensive - ~ 3x106 IFN Units or 100 micrograms cost $470 US (Sigma catalogue # I1520). In chronic hepatitis B, for instance, treatment of a single patient requires 150 micrograms per day for 4 weeks and costs $19,740 US. Treating 1000 patients would then cost ~ $20 million US. Cost reductions as function of number of patients to be treated can be envisaged, however even a two-fold reduction would make little difference in the cost of treating large number of chronic hepatitis B sufferers. This same rationale applies to many of the diseases that are potentially susceptible to IFN-gamma immunotherapy and currently limits the use of IFN-gamma - making it at best a second line therapy.

Current production of natural human IFN-gamma from 5 kg of spleen cells obtained from 10-20 human donors will yield 3X109 IFN Units of IFN-gamma or 106 doses. Based on the site visit, cost of production at laboratory scale can be set at $100,000 US for 106 doses, or $0.10 US per dose. However, this cost per dose will probably increase ten-fold when manufactured under GMP (Good Manufacturing Practice) conditions. The cost is then estimated at $1 US per dose when produced under GMP. Production scaled up 100 fold without further increase in cost is challenging but feasible.

We will attempt market penetration at reduced price structures of natural IFN-gamma with respect to Actimmune. Given the current number of infectious diseases as well as cancer, for which IFN-gamma immune-based therapy may be effective, we believe we will be able to find a market for our product if its efficacy is proven.

Competition

CRO

We face competition from various CRO companies ranging from small, private businesses to large enterprises.

Many of our competitors have longer operating histories, better brand recognition and greater financial resources than we do. In order for us to successfully compete in our industry we will need to:

  develop awareness of our services among our client base;

  continue developing the scope of services we can provide and improve efficiency and accuracy; and

  increase our financial resources.

However, there can be no assurance that even if we do these things we will be able to compete effectively with the other companies in our industry.

We believe that we will be able to compete effectively in our industry because of:

  the established reputation of our President, Mr. Azani;
  well diversified portfolio of services and testing procedures; and
  intimate knowledge of local and international pharmaceutical companies.

However, as we are a newly-established company, we face the same problems as other new companies starting up in an industry, such as lack of available funds. Our competitors may be substantially larger and better funded than us, and have significantly longer histories of research, operation and development than us. In addition, they may develop similar testing procedures to ours and use the same methods as we do and generally be able to respond more quickly to new or emerging technologies and changes in legislation and regulations relating to the industry. Additionally, our competitors may devote greater resources to the development, promotion and sale of their services than we do. Increased competition could also result in loss of key personnel, reduced margins or loss of market share, any of which could harm our business.

Interferon

We face many of the same challenges in developing our Interferon technology. We face competition from various pharmaceutical companies ranging from small, private businesses to large multinational enterprises.

Many of our competitors have longer operating histories, better brand recognition and greater financial resources than we do. In order for us to successfully compete in our industry we will need to:

  further development of our Interferon technology;

  assure that all of our technological progress is properly protected via intellectual property mechanisms; and

  increase our financial resources.

We believe that we will be able to compete effectively in our industry due to the potential inherent advantages of our technology. The following are some of the potential advantages:

  Fully glycosylated natural IFN-gamma showed full or partial resistance against crude granulocyte protease, elastase, cathepsin G and plasmin while recombinant E. coli human IFN-gamma was sensitive to all of these proteases that are found in body. This data strongly implies that natural IFN-gamma is expected to have a longer half-live in the body because of its greater resistance to proteases than the currently marketed recombinant human IFN-gamma.

  Production of human IFN-gamma is not efficient in E. coli bacteria as it yields improperly folded species of the recombinant protein. Biological efficacy depends on properly folded protein. Improperly folded protein is a target for proteases in the body that rapidly degrade it. Although recombinant human IFN-gamma is subject to a refolding protocol to restore biological activity, this refolding process does not necessarily ensure a homogeneously refolded protein. Higher doses of recombinant protein may thus necessary to ensure adequate concentration of properly folded species. By comparison, natural IFN-g, which is produced in spleen cells, responsible for natural IFN-g production, is properly folded and thus requires lower dosages for biological response.

  Natural human IFN-gamma has fewer side-effects and better patient safety. Long-term intra-muscular or subcutaneous injections of IFN-alpha, beta, gamma in patients with chronic myelogeneous leukemia (CML) can cause severe, long-lasting cutaneous complications consistent with necrotizing vasculitis which frequently require surgical intervention. The high concentrations of IFN at the injection site were suspected. We believe that the absence of glycosylation may be responsible for the production of interferon-neutralizing antibodies in these patients. Consequently, lower dosages of IFN-gamma are expected to have fewer side effects, improved patient compliance, and good market acceptance.

To be competitive and expand research into use of natural human gamma interferon, we anticipate that a single dose of natural human IFN-gamma corresponding to 3,000 units will be priced at $50 US (an equivalent dose of 3X106 Units of Actimmune costs $470 US). Assuming a dose of 4,500 IFN Units per patient for 4 weeks and 10,000 patients treated yields more than $20,000,000 in sales. A further 10-fold price reduction and one million patients treated, i.e. $5 US per dose to reach an even larger market, gives more than $200,000,000 in sales potential. A sliding scale will be used in making the transition in cost reduction to maximize profitably. The inventory of IFN-gamma doses remaining after projected sales is 50% of total doses produced in each scenario, allowing an additional margin in price reduction.

If we are unable to establish these competitive advantages or if we are not able to develop our interferon technology to the point that it is commercially viable, it is likely that we will not be able to continue this business.

Intellectual Property

We have not filed for any protection of our name or trademark. We anticipate filing patent protection for our Interferon technology, but have not done so yet. We do own copyright on all of the content of our website: www.a5labs.com.

Research and Development

We did not incur any research and development expenses from our inception to June 30, 2010.

Reports to Security Holders

We are subject to the reporting and other requirements of the Exchange Act and we intend to furnish our shareholders with annual reports containing financial statements audited by our independent auditors and to make available quarterly reports containing unaudited financial statements for each of the first three quarters of each year.

The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is www.sec.gov.

Government Regulations

We are not aware of any government regulations which would have a significant impact on our operations.

Environmental Regulations

We are not aware of any material violations of environmental permits, licenses or approvals that have been issued with respect to our operations. We expect to comply with all applicable laws, rules and regulations relating to our business, and at this time, we do not anticipate incurring any material capital expenditures to comply with any environmental regulations or other requirements.

While our intended projects and business activities do not currently violate any laws, any regulatory changes that impose additional restrictions or requirements on us or on our potential customers could adversely affect us by increasing our operating costs or decreasing demand for our products or services, which could have a material adverse effect on our results of operations.

Employees

As of July 5, 2010 we had 4 employees, with all of them being engaged on a full time basis.

Financial Information

Management's Discussion and Analysis of Financial Condition and Results of Operations

As the Acquisition was not an acquisition of a business or a business section and as such audited financial statements for the Acquisition are not required. The following discussion should be read in conjunction with our financial statements, including the notes thereto, appearing elsewhere in this report. The discussion of results, causes and trends should not be construed to imply any conclusion that these results or trends will necessarily continue into the future. All references to currency in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section are to U.S. dollars, unless otherwise noted.

Liquidity and Capital Resources

As of March 31, 2010 we had no cash in our bank accounts, $2,409 in current liabilities, and a working capital surplus of $26,451 due to $28,860 in pre-paid expenses.

For the six months ended March 31, 2010, we used net cash of $50,314 in operating activities, compared to net cash of $7,989 spent on operating activities during the same period in 2009. This increase in cash used in operating activities during the period ended in 2010 was connected to our change of control transaction. From our inception on June 21, 2006 to March 31, 2010 we used net cash of $102,000 in operating activities.

During the six month periods ended March 31, 2010 and 2009 we did not receive any cash from financing activities. However, from our inception on June 21, 2006 to March 31, 2010 we received $102,000 through financing activities; entirely from the sale of our common shares.

Our cash level decreased by $50,314 during the six months ended March 31, 2010.

We anticipate that we will meet our ongoing cash requirements by selling our equity securities or through existing shareholder loans. Our management has changed our business focus to the acquisition of operating assets and we estimate that our expenses over the next 12 months (beginning July 2010) will be approximately $2,650,000 as described in the table below. These estimates may change significantly depending on the nature of our future business activities and our ability to raise capital from shareholders or other sources.

	Estimated	Estimated
Description	Completion Date	Expenses
		($)
Laboratory equipment & leasehold improvement	6 months	200,000
Intellectual property	6 months	100,000
Interferon pilot plant production expenses	12 months	1,200,000
Working capital	12 months	1,000,000
Legal and accounting fees	12 months	20,000
Due diligence expenses	12 months	80,000
General and administrative expenses	12 months	50,000
Total		2,650,000

We currently do not have any arrangements in place to complete any private placement financings and there is no assurance that we will be successful in completing any private placement financings. If we are not able to successfully complete any private placement financings, we plan to cooperate with film and television producers or obtain shareholder loans to meet our cash requirements. However, there is no assurance that any such financing will be available or if available, on terms that will be acceptable to us.

Results of Operations

Our results of operations are summarized below:

Our results of operations are summarized below:

	Three Months Ended March 31, 2010 ($)	Three Months Ended March 31, 2009 ($)	Six Months Ended March 31, 2010 ($)	Six Months Ended March 31, 2009 ($)
Revenue	-	-	-	-
Expenses	15,156	2,818	18,700	5,755
Net Income (Loss) from Operations	(15,150)	(2,878)	(18,863)	(5,595)
Earnings (Loss) Per Share	(0.00)	(0.00)	(0.00)	(0.00)

Results of Operations for the three months ended March 31, 2010

During the three months ended March 31, 2010, we did not earn any revenues. We have not earned any revenues since our inception and there is no assurance that we will be able to earn any revenues in the future.

Our expenses for the three months ended March 31, 2010 can be summarized as follows:

	For the Three Months Ended
	March 31,
	2010	2009	difference
	($)	($)	($)
Professional Fees	4,611	2,611	2,000
General and administrative	10,454	208	10,246

For the three months ended March 31, 2010 we incurred a net loss of $15,150. During the same period in 2009 we incurred a net loss of $2,787. Our expenses during the three month period ended March 31, 2010 consisted of $10,454 in general and administrative expenses and $4,611 in professional fees. Comparatively, our expenses during the three month period ended March 31, 2009 consisted of $208 in general and administrative expenses and $2,610 in professional fees. The increase in expenses during the period ended in 2010 was mostly due to a change of control transaction and associated expenses.

Our net loss per share during the three months ended March 31, 2010 and 2009 did not change at $0.00 per share.

Our general and administrative expenses consist of professional fees, management fees, transfer agent fees, consulting fees, investor relations expenses and general office expenses, legal, accounting and auditing fees, and our general office expenses include bank charges, office maintenance, communication expenses, courier, postage, office supplies and rent.

Results of Operations for the Six Months Ended March 31, 2010 and 2009

During the six months ended March 31, 2010, we did not earn any revenues. We have not earned any revenues since our inception and there is no assurance that we will be able to earn any revenues in the future.

Our expenses for the six months ended March 31, 2010 can be summarized as follows:

	For the Six Months Ended
	March 31,
	2010	2009	difference
	($)	($)	($)
Professional Fees	8,081	5,425	2,656
General and administrative	10,619	330	10,289

For the six months ended March 31, 2010 we incurred a net loss of $18,863. During the same period in 2009 we incurred a net loss of $5,595. Our expenses during the six month period ended March 31, 2010 consisted of $10,619 in general and administrative expenses and $8,081 in professional fees. Comparatively, our expenses during the six month period ended March 31, 2009 consisted of $330 in general and administrative expenses and $5,425 in professional fees. The increase in expenses during the period ended in 2010 was mostly due to a change of control transaction and associated expenses.

Our net loss per share during the six months ended March 31, 2010 and 2009 did not change at $0.00 per share.

From June 21, 2006 to March 31, 2010 our net loss was $75,549 and out expenses were $76,598.

For the years ended September 30, 2009 and September 30, 2008

We have generated no revenues since inception (June 21, 2006) and have incurred $56,866 in expenses through September 30, 2009.

The following table provides selected financial data about our company as of and for the year ended September 30, 2009 and 2008.

Balance Sheet Data:	September 30, 2009	September 30, 2008

Cash	$50,134	$67,302

Total assets	$50,134	$67,302

Total liabilities	$5,000	$3,092

Stockholders' Equity	$45,134	$64,210

Net cash provided by financing activities since inception through September 30, 2009, was $102,000, consisting from the sale of common stock, $82,000 from independent investors and $20,000 from directors and/or officers of the Company.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

Inflation

The amounts presented in the financial statements do not provide for the effect of inflation on our operations or financial position. The net operating losses shown would be greater than reported if the effects of inflation were reflected either by charging operations with amounts that represent replacement costs or by using other inflation adjustments.

Audit Committee

The functions of the audit committee are currently carried out by our Board of Directors, who has determined that we do not have an audit committee financial expert on our Board of Directors to carry out the duties of the audit committee. The Board of Directors has determined that the cost of hiring a financial expert to act as a director and to be a member of the audit committee or otherwise perform audit committee functions outweighs the benefits of having a financial expert on the audit committee.

Critical Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates. Our periodic filings with the Securities and Exchange Commission include, where applicable, disclosures of estimates, assumptions, uncertainties and markets that could affect our financial statements and future operations.

Earnings (Loss) per Share of Common Stock

We have adopted FASC 260-10-20, “Earnings per Share,” (“EPS”) which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. In the accompanying financial statements, basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period.

Comprehensive Income (Loss)

FASC Topic No. 220, “Comprehensive Income,” establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. From inception (June 21, 2006) to March 31, 2010, we had no items of other comprehensive income. Therefore, net loss equals comprehensive loss from inception (June 21, 2006) to March 31, 2010.

Description of Property

We currently rent an office totaling 10,000 square feet in area and we pay approximately $8,000 in rent on a monthly basis, including heating, cooling, secretarial services, telephone system, insurance, security system, fully furnished offices, board room.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the ownership, as of July 5, 2010, of our common stock by each of our directors, by all of our executive officers and directors as a group and by each person known to us who is the beneficial owner of more than 5% of any class of our securities. As of July 5, 2010, there were 46,500,000 fully diluted shares of our common stock issued and outstanding. All persons named have sole or shared voting and investment control with respect to the shares, except as otherwise noted. The number of shares described below includes shares which the beneficial owner described has the right to acquire within 60 days of the date of this Form 8-K.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (2)

Common Stock	Richard Azani (1) 10300 Chemin Cote-de-Liesse, Lachine, Quebec, H8T 1A3	20,000,000 (3)	43%

	All Officers and Directors as a Group	20,000,000 (3)	43%

(1)	Richard Azani is our President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer and director.
(2)	Based on 46,500,000 fully diluted issued and outstanding shares of our common stock as of July 5, 2010.
(3)

Includes 19,000,000 shares of our common stock owned in Mr. Azani’s personal name and options to acquire an additional 1,000,000 shares of our common stock held by Vida Nutra Pharma Inc., a company controlled by Mr. Azani.

Changes in Control

As of July 5, 2010 we had no pension plans or compensatory plans or other arrangements which provide compensation in the event of termination of employment or a change in our control.

Directors and Executive Officers

Directors and Officers

Our Articles state that our authorized number of directors shall be not less than one and shall be set by resolution of our Board of Directors. Our Board of Directors has fixed the number of directors at three, and we currently have three directors.

Our current directors and officers are as follows:

Name	Age	Position

Richard Azani	52	President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer Secretary, Treasurer, and Director

Our Director will serve in that capacity until our next annual shareholder meeting or until their successors are elected and qualified. Officers hold their positions at the will of our Board of Directors. There are no arrangements, agreements or understandings between non-management security holders and management under which non-management security holders may directly or indirectly participate in or influence the management of our affairs.

Richard Azani, President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer Secretary, Treasurer and Director Richard Azani has been the president and chief executive officer of Vida nutra pharma since 2003. From 1996 to 2006 Richard was the president and chief executive officer of Actilab Pharma Inc. and from 1994 to 1996 was the vice-president of Analex Laboratory.

Richard Azani received his B.Sc in Biochemistry and Analytical Chemistry and his M.Sc in Structural determination of protein using N.M.R. and X-Ray at the University of Toulouse – France. Richard also received his Ph.D at the University of Toulouse – France and his Post-Doctorate at McGill University – Montreal Canada.

Other Directorships

During the last 5 years, Mr. Azani did not hold any other directorships in any company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

Board of Directors and Director Nominees

Since our Board of Directors does not include a majority of independent directors, the decisions of the Board regarding director nominees are made by persons who have an interest in the outcome of the determination. The Board will consider candidates for directors proposed by security holders, although no formal procedures for submitting candidates have been adopted. Unless otherwise determined, at any time not less than 90 days prior to the next annual Board meeting at which a slate of director nominees is adopted, the Board will accept written submissions from proposed nominees that include the name, address and telephone number of the proposed nominee; a brief statement of the nominee’s qualifications to serve as a director; and a statement as to why the security holder submitting the proposed nominee believes that the nomination would be in the best interests of our security holders. If the proposed nominee is not the same person as the security holder submitting the name of the nominee, a letter from the nominee agreeing to the submission of his or her name for consideration should be provided at the time of submission. The letter should be accompanied by a résumé supporting the nominee's qualifications to serve on the Board, as well as a list of references.

The Board identifies director nominees through a combination of referrals from different people, including management, existing Board members and security holders. Once a candidate has been identified, the Board reviews the individual's experience and background and may discuss the proposed nominee with the source of the recommendation. If the Board believes it to be appropriate, Board members may meet with the proposed nominee before making a final determination whether to include the proposed nominee as a member of the slate of director nominees submitted to security holders for election to the Board.

Some of the factors which the Board considers when evaluating proposed nominees include their knowledge of and experience in business matters, finance, capital markets and mergers and Acquisitions. The Board may request additional information from each candidate prior to reaching a determination, and it is under no obligation to formally respond to all recommendations, although as a matter of practice, it will endeavor to do so.

Conflicts of Interest

Our directors are not obligated to commit their full time and attention to our business and, accordingly, they may encounter a conflict of interest in allocating their time between our operations and those of other businesses. In the course of their other business activities, they may become aware of investment and business opportunities which may be appropriate for presentation to us as well as other entities to which they owe a fiduciary duty. As a result, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. They may also in the future become affiliated with entities that are engaged in business activities similar to those we intend to conduct.

In general, officers and directors of a corporation are required to present business opportunities to the corporation if:

  the corporation could financially undertake the opportunity;

  the opportunity is within the corporation’s line of business; and

  it would be unfair to the corporation and its stockholders not to bring the opportunity to the attention of the corporation.

We plan to adopt a code of ethics that obligates our directors, officers and employees to disclose potential conflicts of interest and prohibits those persons from engaging in such transactions without our consent.

Significant Employees

Other than as described above, we do not expect any other individuals to make a significant contribution to our business.

Legal Proceedings

None of our directors, executive officers, promoters or control persons has been involved in any of the following events during the past ten years:

1.           A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2.           Such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.           Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

i.            Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii.           Engaging in any type of business practice; or

iii.          Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.           Such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

5.           Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.           Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.           Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.            Any Federal or State securities or commodities law or regulation; or

ii.           Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii.          Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.           Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Audit Committee and Charter

We do not currently have an audit committee or a committee performing similar functions. The Board of Directors as a whole participates in the review of financial statements and disclosure.

Code of Ethics

We have adopted a corporate code of ethics. We believe our code of ethics is reasonably designed to deter wrongdoing and promote honest and ethical conduct; provide full, fair, accurate, timely and understandable disclosure in public reports; comply with applicable laws; ensure prompt internal reporting of code violations; and provide accountability for adherence to the code.

Family Relationships

There are no family relationships among our officers, directors, or persons nominated for such positions.

Executive Compensation

The following summary compensation table sets forth the total annual compensation paid or accrued by us to or for the account of our principal executive officer during the last completed fiscal year and each other executive officer whose total compensation exceeded $100,000 in either of the last two fiscal years:

Summary Compensation Table (1)

Name and Principal Position	Year	Salary ($)	Total ($)
Francisco J. Mendez (2)	2009	4,000	4,000
	2008	5,000	5,000

(1)

We have omitted certain columns in the summary compensation table pursuant to Item 402(a)(5) of Regulation S-K as no compensation was awarded to, earned by, or paid to any of the executive officers or directors required to be reported in that table or column in any fiscal year covered by that table.

(2)	Francisco J. Mendez served as our President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer and Director until March 9, 2010.

Option Grants

As of the date of this report we had not granted any options or stock appreciation rights to our named executive officers or directors.

Management Agreements

We have not yet entered into any consulting or management agreements with any of our current executive officers or directors.

Compensation of Directors

Our directors did not receive any compensation for their services as directors from our inception to the date of this report. We have no formal plan for compensating our directors for their services in the future in their capacity as directors, although such directors are expected in the future to receive options to purchase shares of our common stock as awarded by our Board of Directors or by any compensation committee that may be established.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits to our directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the Board of Directors or a committee thereof.

Compensation Committee

We do not currently have a compensation committee of the Board of Directors or a committee performing similar functions. The Board of Directors as a whole participates in the consideration of executive officer and director compensation.

Certain Relationships and Related Transactions, and Director Independence

On July 5, 2010, pursuant to the closing of the Acquisition, we issued 1,000,000 shares of our common stock to Vida, a company controlled by Richard Azani, our President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer and Director.

There have been no other transactions since the beginning of our last fiscal year or any currently proposed transactions in which we are, or plan to be, a participant and the amount involved exceeds $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest.

Director Independence

Our securities are quoted on the OTC Bulletin Board which does not have any director independence requirements. Once we engage further directors and officers, we plan to develop a definition of independence and scrutinize our Board of Directors with regard to this definition.

Legal Proceedings

We are not aware of any material pending legal proceedings to which we are a party or of which our property is the subject. We also know of no proceedings to which any of our directors, officers or affiliates, or any registered or beneficial holders of more than 5% of any class of our securities, or any associate of any such director, officer, affiliate or security holder are an adverse party or have a material interest adverse to us.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Market Information

Our common stock is not traded on any exchange. Our common stock is quoted on OTC Bulletin Board, under the trading symbol “AFLB.OB”. We cannot assure you that there will be a market in the future for our common stock.

OTC Bulletin Board securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, OTC Bulletin Board securities transactions are conducted through a telephone and computer network connecting dealers. OTC Bulletin Board issuers are traditionally smaller companies that do not meet the financial and other listing requirements of a national or regional stock exchange.

The first trade of our common stock on the OTC Bulletin Board occurred on April 7, 2010.

Holders

As of the date of this report there were 34 holders of record of our common stock.

Dividends

To date, we have not paid dividends on shares of our common stock and we do not expect to declare or pay dividends on shares of our common stock in the foreseeable future. The payment of any dividends will depend upon our future earnings, if any, our financial condition, and other factors deemed relevant by our Board of Directors.

Equity Compensation Plans

As of the date of this report we did not have any equity compensation plans.

Recent Sales of Unregistered Securities

During the last three years, we completed the following sales of unregistered securities:

We received our initial funding of $20,000 through the sale of common stock to our officers and directors. Francisco Mendez purchased 10,000,000 shares of our common stock at $0.0005 per share on June 30, 2006 for $5,000 and 5,000,000 shares at $0.001 on August 1, 2006. Yosbani Mendez purchased 10,000,000 shared of our common stock at $0.001 on August 1, 2006. These securities were issued in reliance upon the exemption contained in Section 4(2) of Securities Act of 1933.

From October 3, 2006 through October 23, 2006 we sold 9,250,000 common shares at a per share price of $0.004 to 18 non-affiliated private investors. We relied upon Section 4(2) of the Act, and Rule 504 of Regulation D of the Act. Each prospective investor was given a private placement memorandum designed to disclose all material aspects of an investment in the company, including the business, management, offering details, risk factors, financial statements and use of funds. The investors were business acquaintances, family members, or friends of, or personally known to, our officers and directors. It is the belief of management that each of the individuals who invested have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of the investment and therefore did not need the protections offered by registering their shares under Securities and Exchange Act of 1933, as amended. Each investor completed a subscription confirmation letter and private placement subscription agreement whereby the investors certified that they were purchasing the shares for their own accounts, with investment intent. This offering was not accompanied by general advertisement or general solicitation and the shares were issued with a Rule 144 restrictive legend.

Under the Securities Act of 1933, all sales of issuers' securities or by a shareholder must either be made (i) pursuant to an effective registration statement filed with the SEC, or (ii) pursuant to an exemption from the registration requirements under the 1933 Act. Rule 144 under the 1933 Act sets forth conditions which, if satisfied, permit persons holding control securities (affiliated shareholders, i.e., officers, directors or holders of at least ten percent of the outstanding shares) or restricted securities (non-affiliated shareholders) to sell such securities publicly without registration. Rule 144 sets forth a holding period for restricted securities to establish that the holder did not purchase such securities with a view to distribute. Under Rule 144, several provisions must be met with respect to the sales of control securities at any time and sales of restricted securities held between one and two years. The following is a summary of the provisions of Rule 144: (a) Rule 144 is available only if the issuer is current in its filings under the Securities and Exchange Act of 1934. Such filings include, but are not limited to, the issuer's quarterly reports and annual reports; (b) Rule 144 allows resale of restricted and control securities after a one year hold period, subjected to certain volume limitations, and re-sales by non-affiliates holders without limitations after two years; (c) The sales of securities made under Rule 144 during any three-month period are limited to the greater of: (i) 1% of the outstanding common stock of the issuer; or (ii) the average weekly reported trading volume in the outstanding common stock reported on all securities exchanges during the four calendar weeks preceding the filing of the required notice of the sale under Rule 144 with the SEC.

Description of Registrant’s Securities

Our authorized capital stock consists of 100,000,000 shares of common stock, $0.001 par value.

Common Stock

As of the date of this report we had 45,500,000 shares of our common stock, and options to acquire a further 1,000,000 shares of our common stock issued and outstanding.

Holders of our common stock have no preemptive rights to purchase additional shares of common stock or other subscription rights. Our common stock carries no conversion rights and is not subject to redemption or to any sinking fund provisions. All shares of our common stock are entitled to share equally in dividends from sources legally available, when, as and if declared by our Board of Directors, and upon our liquidation or dissolution, whether voluntary or involuntary, to share equally in our assets available for distribution to our security holders.

Our Board of Directors is authorized to issue additional shares of our common stock not to exceed the amount authorized by our Articles of Incorporation, on such terms and conditions and for such consideration as our Board may deem appropriate without further security holder action.

Voting Rights

Each holder of our common stock is entitled to one vote per share on all matters on which such stockholders are entitled to vote. Since the shares of our common stock do not have cumulative voting rights, the holders of more than 50% of the shares voting for the election of directors can elect all the directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person to our Board of Directors.

Dividend Policy

Holders of our common stock are entitled to dividends if declared by our Board of Directors out of funds legally available for the payment of dividends. From our inception to November 30, 2009 we did not declare any dividends.

We do not intend to issue any cash dividends in the future. We intend to retain earnings, if any, to finance the development and expansion of our business. However, it is possible that our management may decide to declare a stock dividend in the future. Our future dividend policy will be subject to the discretion of our Board of Directors and will be contingent upon future earnings, if any, our financial condition, our capital requirements, general business conditions and other factors.

Preferred Stock

We are authorized to issue up to 100,000,000 shares of $0.001 par value preferred stock. We have no shares of preferred stock outstanding. Under our Articles of Incorporation, the Board of Directors has the power, without further action by the holders of the common stock, to determine the relative rights, preferences, privileges and restrictions of the preferred stock, and to issue the preferred stock in one or more series as determined by the Board of Directors. The designation of rights, preferences, privileges and restrictions could include preferences as to liquidation, redemption and conversion rights, voting rights, dividends or other preferences, any of which may be dilutive of the interest of the holders of the common stock.

Indemnification of Directors and Officers

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of us is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

  Article IX of our Bylaws, filed as Exhibit 3.4 to this Current Report; and

  Chapter 78 of the Nevada Revised Statutes (the “NRS”).

Nevada Revised Statutes

Section 78.138 of the NRS provides for immunity of directors from monetary liability, except in certain enumerated circumstances, as follows:

“Except as otherwise provided in NRS 35.230, 90.660, 91.250, 452.200, 452.270, 668.045 and 694A.030, or unless the Articles of Incorporation or an amendment thereto, in each case filed on or after October 1, 2003, provide for greater individual liability, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that:

(a)	his act or failure to act constituted a breach of his fiduciary duties as a director or officer; and

(b)	his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.”

Section 78.5702 of the NRS provides as follows:

1.

A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

(a)	is not liable pursuant to NRS 78.138; or

(b)

acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

2.

A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

	(a)	is not liable pursuant to NRS 78.138; or

	(b)	acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Our Bylaws

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making us responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

Financial Statements and Supplementary Data

A5 LABORATORIES INC.
(Formerly El Palenque Vivero, Inc.)
(A Development Stage Company)
Balance Sheets

	As of	As of
	March 31,	September 30,
	2010	2009
	(Unaudited)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$-	$50,134
Prepaid expenses (Note 6)	28,860	-

TOTAL ASSETS	$28,860	$50,134

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$2,409	$5,000

TOTAL LIABILITIES	2,409	5,000

STOCKHOLDERS’ EQUITY
Capital Stock (Note 3)
Authorized:
100,000,000 preferred shares, $0.001 par value
100,000,000 common shares, $0.001 par value
Issued and outstanding shares:
45,500,000 common shares	45,500	45,500
Additional paid-in capital	56,500	56,500
Deficit accumulated during the development stage	(75,549)	(56,866)
Total Stockholders’ Equity	26,451	45,134

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$28,860	$50,134

-The accompanying notes are an integral part of these financial statements -

A5 LABORATORIES INC.
(Formerly El Palenque Vivero, Inc.)
(A Development Stage Company)
Interim Statements of Operations
(Unaudited)

					Cumulative
					from Inception
					(June 21, 2006)
	Three Months Ended March 31,		Six Months Ended March 31,		to March 31,
	2010	2009	2010	2009	2010

REVENUES	$-	$-	$-	$-	$-

OPERATING EXPENSES
Professional fees	4,611	2,610	8,081	5,425	53,603
General and administrative	10,545	208	10,619	330	22,995
Total Operating Expenses	15,156	2,818	18,700	5,755	76,598

Other Income (Expense)
Interest income	6	31	17	160	1,049

Net (Loss) before Income Taxes	(15,150)	(2,787)	(18,863)	(5,595)	(75,549)

Provision for Income Taxes (Note 4)	-	-	-	-	-

Net (Loss)	$(15,150)	$(2,787)	$(18,863)	$(5,595)	$(75,549)

PER SHARE DATA:

Basic and diluted loss per common share	$(0.00)	$(0.00)	$(0.00)	$(0.00)

Weighted average number of common shares outstanding	45,500,000	45,500,000	45,500,000	45,500,000

-The accompanying notes are an integral part of these financial statements -

A5 LABORATORIES INC.
(Formerly El Palenque Vivero, Inc.)
(A Development Stage Company)
Interim Statements of Cash Flows
(Unaudited)

			Cumulative from
			Inception
			(June 21, 2006) to
	Six Months Ended March 31,		March 31,
	2010	2009	2010

OPERATING ACTIVITIES
Net loss	$(18,683)	$(5,595)	$(75,549)
Changes in Operating Assets and Liabilities:
(Increase) in prepaid expenses	(28,860)	-	(28,860)
Increase (decrease) in accounts payable and accrued liabilities	(2,591)	(2,394)	2,409
Net Cash Used in Operating Activities	(50,314)	(7,989)	(102,000)

INVESTING ACTIVITIES
Net Cash Provided by (Used in) Investing Activities	-	-	-

FINANCING ACTIVITIES
Common stock issued for cash	-	-	102,000
Net Cash Provided by Financing Activities	-	-	102,000

NET DECREASE IN CASH AND CASH EQUIVALENTS	(50,314)	(7,989)	-
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	50,314	67,302	-

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$-	$59,313	$-

Supplemental Cash Flow Disclosures:
Cash paid for Interest	$-	$-	$-
Cash paid for Income Taxes	$-	$-	$-

-The accompanying notes are an integral part of these financial statements -

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

A5 Laboratories Inc., (the “Company”) was incorporated in the State of Nevada on June 21, 2006. The Company was originally incorporated as El Palenque Nercery, Inc. and changed its name to El Palenque Vivero, Inc. on June 30, 2006. On March 23, it further changed its name to A5 Laboratories Inc. It is based in Lachine Quebec, Canada. The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America, and the Company’s fiscal year end is September 30.

The Company is a development stage company that intended to open and operate a plant nursery in the state of Morelos, Mexico. To date, the Company’s activities have been limited to its formation and the raising of equity capital and the Company is reviewing the acquisition of operating projects in varying industries.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company’s periodic filings with the Securities and Exchange Commission include, where applicable, disclosures of estimates, assumptions, uncertainties and markets that could affect the financial statements and future operations of the Company.

Cash and Cash Equivalents

Cash and cash equivalents include cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value. The Company had $0 and $50,134 in cash and cash equivalents at March 31, 2010 and September 30, 2009, respectively.

Start-Up Costs

In accordance with FASC 720-15-20 “Start-up Activities”, the Company expenses all costs incurred in connection with the start-up and organization of the Company.

Earnings (Loss) per Share of Common Stock

The Company has adopted FASC 260-10-20, “Earnings per Share,” (“EPS”) which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. In the accompanying financial statements, basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Concentrations of Credit Risk

The Company’s financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and cash equivalents and related party payables. The Company places its cash and cash equivalents with financial institutions of high credit worthiness. At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits. The Company’s management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

Foreign Currency Transactions

The Company’s functional currency is the Canadian dollar. The Company’s reporting currency is the U.S. dollar. All transactions initiated in Canadian dollars are translated to U.S. dollars in accordance with FASC 830-10-20 “Foreign Currency Translation” as follows:

(i)	Monetary assets and liabilities at the rate of exchange in effect at the balance sheet date;
(ii)	Equity at historical rates; and
(iii)	Revenue and expense items at the average rate of exchange prevailing during the period.

Adjustments arising from such translations are deferred until realization and are included as a separate component of stockholders’ equity (deficit) as a component of comprehensive income (loss). Therefore, translation adjustments are not included in determining net income (loss) but reported as other comprehensive income (loss).

For foreign currency transactions, the Company translates these amounts to the Company’s functional currency at the exchange rate effective on the invoice date. If the exchange rate changes between the time of purchase and the time actual payment is made, a foreign exchange transaction gain or loss results which is included in determining net income for the period.

No significant realized exchange gains or losses were recorded from inception (June 21, 2006) to March 31, 2010.

Comprehensive Income (Loss)

FASC Topic No. 220, “Comprehensive Income,” establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. From inception (June 21, 2006) to March 31, 2010, the Company had no items of other comprehensive income. Therefore, net loss equals comprehensive loss from inception (June 21, 2006) to March 31, 2010.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements

In June 2009, the FASB established the Accounting Standards Codification (“Codification” or “ASC”) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in accordance with generally accepted accounting principles in the United States (“GAAP”). Rules and interpretive releases of the Securities and Exchange Commission (“SEC”) issued under authority of federal securities laws are also sources of GAAP for SEC registrants. Existing GAAP was not intended to be changed as a result of the Codification, and accordingly the change did not impact our financial statements. The ASC does change the way the guidance is organized and presented.

Statement of Financial Accounting Standards (“SFAS”) No. 165 (ASC Topic 855), “Subsequent Events”, SFAS No. 166 (ASC Topic 810), “Accounting for Transfers of Financial Assets-an Amendment of FASB Statement No. 140”, SFAS No. 167 (ASC Topic 810), “Amendments to FASB Interpretation No. 46(R),” and SFAS No. 168 (ASC Topic 105), “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles- a replacement of FASB Statement No. 162” were recently issued. SFAS No. 165, 166, 167, and 168 have no current applicability to the Company or their effect on the financial statements would not have been significant.

Accounting Standards Update (“ASU”) ASU No. 2009-05 (ASC Topic 820), which amends Fair Value Measurements and Disclosures – Overall, ASU No. 2009-13 (ASC Topic 605), Multiple Deliverable Revenue Arrangements, ASU No. 2009-14 (ASC Topic 985), Certain Revenue Arrangements that include Software Elements, and various other ASU’s No. 2009-2 through ASU No. 2009-11 which contain technical corrections to existing guidance or affect guidance to specialized industries or entities were recently issued. These updates have no current applicability to the Company or their effect on the financial statements would not have been significant.

NOTE 3 - CAPITAL STOCK

Authorized Stock

The Company has authorized 100,000,000 common shares and 100,000,000 preferred shares, both with a par value of $0.001 per share. Each common share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholders of the corporation is sought.

Share Issuance

On March 9, 2010, the Board authorized a 10 for 1 forward split of its common stock effective April 8, 2010. Each stockholder of record on April 7, 2010 received ten (10) new shares of the Company’s $0.001 par value stock for every one (1) old share outstanding. The effects of the split have been retroactively applied to all periods presented in the accompanying financial statements.

NOTE 3 - CAPITAL STOCK (continued)

Share Issuance (continued)

Since its inception (June 21, 2006), the Company has issued shares of its common stock as follows, retroactively adjusted to give effect for the 10 for 1 forward split:

			Price Per
Date	Description	Shares	Share	Amount

06/21/06	Shares issued for cash	10,000,000	$0.0005	$5,000
08/01/06	Shares issued for cash	15,000,000	0.001	15,000
06/01/07	Shares issued for cash	20,500,000	0.004	82,000

03/31/10	Cumulative Totals	45,500,000		$102,000

Of these shares, 25,000,000 were issued to directors and officers of the Company and 20,500,000 were issued to independent investors.

There are no preferred shares outstanding. The Company has issued no authorized preferred shares. The Company has no stock option plan, warrants or other dilutive securities.

NOTE 4 - PROVISION FOR INCOME TAXES

The Company recognizes the tax effects of transactions in the year in which such transactions enter into the determination of net income, regardless of when reported for tax purposes. Deferred taxes are provided in the financial statements under FASC 718-740-20 to give effect to the resulting temporary differences which may arise from differences in the bases of fixed assets, depreciation methods, allowances, and start-up costs based on the income taxes expected to be payable in future years.

Development stage deferred tax assets arising as a result of net operating loss carryforwards have been offset completely by a valuation allowance due to the uncertainty of their utilization in future periods. Operating loss carryforwards generated during the period from June 21, 2006 (date of inception) through March 31, 2010 of $75,549 will begin to expire in 2026. Accordingly, deferred tax assets of approximately $26,400 were offset by the valuation allowance, which increased by $6,500 and $2,000 during the six months ended March 31, 2010 and 2009, respectively.

The Company follows the provisions of uncertain tax positions as addressed in FASC 740-10-65-1. The Company recognized approximately no increase in the liability for unrecognized tax benefits.

The Company has no tax position at March 31, 2010 for which the ultimate deductibility is highly certain but for which there is uncertainty about the timing of such deductibility. The Company recognizes interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses. No such interest or penalties were recognized during the periods presented. The Company had no accruals for interest and penalties at March 31, 2010. The Company’s utilization of any net operating loss carry forward may be unlikely as a result of its intended development stage activities.

NOTE 5 - GOING CONCERN AND LIQUIDITY CONSIDERATIONS

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. As at March 31, 2010, the Company had a loss from operations of $18,700, an accumulated deficit of $75,549, and working capital of $26,451 and has earned no revenues since inception. The Company intends to fund operations through equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the year ending September 30, 2010.

The ability of the Company to emerge from the development stage is dependent upon, among other things, obtaining additional financing to continue operations, and development of its business plan.

In response to these problems, management intends to raise additional funds through public or private placement offerings.

These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 6 - CONSULTING AGREEMENT

On March 18, 2010, the Company entered into a consulting agreement with its former officer and director, who rendered management advisory services for the Company during the period of March 18, 2010, through the filing of this Quarterly Report on form 10-Q. Total fees for the contract term were $39,000, of which $28,860 was recorded as a prepaid expense at March 31, 2010.

NOTE 7 - SUBSEQUENT EVENT

On March 9, 2010, the Company authorized a 10 for 1 forward stock split effective April 8, 2010. As discussed in Note 3, the stock split has been retroactively reported for all periods presented in the accompanying financial statements.

The Company has evaluated events from March 31, 2010 through the date whereupon the financial statements were issued and has determined that there are no additional items to disclose

SEALE AND BEERS, CPAs
PCAOB & CPAB REGISTERED AUDITORS
www.sealebeers.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
El Palenque Vivero, Inc
(A Development Stage Company)

We have audited the accompanying balance sheets of El Palenque Vivero, Inc (A Development Stage Company) as of September 30, 2009 and 2008, and the related statements of operations, stockholders’ equity (deficit) and cash flows for the years ended September 30, 2009, 2008 and since inception on June 21, 2006 through September 30, 2009. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conduct our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of El Palenque Vivero, Inc (A Development Stage Company) as of September 30, 2009 and 2008, and the related statements of operations, stockholders’ equity (deficit) and cash flows for the years ended September 30, 2009, 2008 and since inception on June 21, 2006 through September 30, 2009, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 5 to the financial statements, the Company has had a loss from operations of $19,076, an accumulated deficit of $56,866, working capital of $45,134 and has earned no revenues since inception, which raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 5. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Seale and Beers, CPA
Seale and Beers, CPAs
Las Vegas, Nevada
December 7, 2009

50 S. Jones Blvd. Suite 202 Las Vegas, NV 89107 Phone: (888)727-8251 Fax: (888)782-2351

El Palenque Vivero, Inc.
(A Development Stage Company)
Balance Sheets
As of September 30,

	2009	2008

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$50,134	$67,302

TOTAL ASSETS	$50,134	$67,302

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$5,000	$3,092

TOTAL LIABILITIES	5,000	3,092

STOCKHOLDERS’ EQUITY
Capital Stock (Note 3)
Authorized:
100,000,000 preferred shares, $0.001 par value
100,000,000 common shares, $0.001 par value
Issued and outstanding shares:
4,550,000 common shares	4,550	4,550
Additional paid-in capital	97,450	97,450
Deficit accumulated during the development stage	(56,866)	(37,790)
Total Stockholders’ Equity	45,134	64,210

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$50,134	$67,302

-The accompanying notes are an integral part of these financial statements -

El Palenque Vivero, Inc.
(A Development Stage Company)
Statements of Operations

			Cumulative from
			Inception
			(June 21, 2006) to
	Year Ended September 30,		September 30,
	2009	2008	2009

REVENUES	$-	$-	$-

OPERATING EXPENSES
Professional fees	14,599	12,717	45,522
General and administrative	4,679	6,312	12,376
Total Operating Expenses	19,278	19,029	57,898

Other Income (Expense)
Interest income	202	830	1,032

Net (Loss) before Income Taxes	(19,076)	(18,199)	(56,866)

Provision for Income Taxes (Note 4)	-	-	-

Net (Loss)	$(19,076)	$(18,199)	$(56,866)

PER SHARE DATA:

Basic and diluted loss per common share	$(0.00)	$(0.00)

Weighted average number of common shares outstanding	4,550,000	4,550,000

-The accompanying notes are an integral part of these financial statements -

El Palenque Vivero, Inc.
(A Development Stage Company)
Statement of Changes in Stockholders’ Equity
For the period of June 21, 2006 (Inception) to September 30, 2009

				Deficit
				Accumulated
			Additional	During the
	Common Stock		Paid-in	Development
	Shares	Amount	Capital	Stage	Total

Inception – June 21, 2006	-	$-	$-	$-	$-
Common shares issued to a founder at $0.005 cash per share, June 30, 2006	1,000,000	1,000	4,000	-	5,000
Common shares issued to founders at $0.01 cash per share, August 1, 2006	1,500,000	1,500	13,500	-	15,000
Loss for the period	-	-	-	(2,631)	(2,631)

Balance – September 30, 2006	2,500,000	2,500	17,500	(2,631)	17,369

Common shares issued for cash at $0.04 per share, June 1, 2007	2,050,000	2,050	79,950	-	82,000
Loss for the year	-	-	-	(16,960)	(16,960)

Balance – September 30, 2007	4,550,000	4,550	97,450	(19,591)	82,409

Loss for the year	-	-	-	(18,199)	(18,199)

Balance – September 30, 2008	4,550,000	4,550	97,450	(37,790)	64,210

Loss for the year	-	-	-	(19,076)	(19,076)

Balance – September 30, 2009	4,550,000	$4,550	$97,450	$(56,866)	$45,134

-The accompanying notes are an integral part of these financial statements -

El Palenque Vivero, Inc.
(A Development Stage Company)
Statements of Cash Flows

			Cumulative from
			Inception
			(June 21, 2006) to
	Year Ended September 30,		September 30,
	2009	2008	2009

OPERATING ACTIVITIES
Net loss	$(19,076)	$(18,199)	$(56,866)
Changes in Operating Assets and Liabilities:
Increase in accounts payable and accrued liabilities	1,908	1,492	5,000
Net Cash Used in Operating Activities	(17,168)	(16,707)	(51,866)

INVESTING ACTIVITIES
Net Cash Provided by (Used in) Investing Activities	-	-	-

FINANCING ACTIVITIES
Common stock issued for cash	-	-	102,000
Net Cash Provided by Financing Activities	-	-	102,000

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(17,168)	(16,707)	50,134
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	67,302	84,009	-

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$50,134	$67,302	$50,134

Supplemental Cash Flow Disclosures:
Cash paid for Interest	$-	$-	$-
Cash paid for Income Taxes	$-	$-	$-

-The accompanying notes are an integral part of these financial statements -

El Palenque Vivero, Inc.
(A Development Stage Company)
Notes to Audited Financial Statements
September 30, 2009 and 2008

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

El Palenque Vivero, Inc. (the “Company”) was incorporated in the State of Nevada on June 21, 2006. The Company was originally incorporated as El Palenque Nercery, Inc. and changed its name to El Palenque Vivero, Inc. on June 30, 2006. It is based in Cuernavaca, Morelos Mexico. The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America, and the Company’s fiscal year end is September 30.

The Company is a development stage company that intended to open and operate a plant nursery in the state of Morelos, Mexico. To date, the Company’s activities have been limited to its formation and the raising of equity capital.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company’s periodic filings with the Securities and Exchange Commission include, where applicable, disclosures of estimates, assumptions, uncertainties and markets that could affect the financial statements and future operations of the Company.

Cash and Cash Equivalents

Cash and cash equivalents include cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value. The Company had $50,134 and $67,302 in cash and cash equivalents at September 30, 2009 and 2008, respectively.

Start-Up Costs

In accordance with FASC 720-15-20 “Start-up Activities”, the Company expenses all costs incurred in connection with the start-up and organization of the Company.

Earnings (Loss) per Share of Common Stock

The Company has adopted FASC 260-10-20, “Earnings per Share,” (“EPS”) which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. In the accompanying financial statements, basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period.

C-Store Pictures Entertainment Co., Ltd.
Notes to the Consolidated Financial Statements
Years ended June 30, 2009 and 2008
(Expressed in US dollars)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Concentrations of Credit Risk

The Company’s financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and cash equivalents and related party payables. The Company places its cash and cash equivalents with financial institutions of high credit worthiness. At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits. The Company’s management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

Foreign Currency Transactions

The Company’s functional currency is the Mexican Peso. The Company’s reporting currency is the U.S. Dollar. All transactions initiated in Mexican Pesos are translated to U.S. Dollars in accordance with FASC 830-10-20 “Foreign Currency Translation” as follows:

(iv)	Monetary assets and liabilities at the rate of exchange in effect at the balance sheet date;
(v)	Equity at historical rates; and
(vi)	Revenue and expense items at the average rate of exchange prevailing during the period.

Adjustments arising from such translations are deferred until realization and are included as a separate component of stockholders’ equity (deficit) as a component of comprehensive income (loss). Therefore, translation adjustments are not included in determining net income (loss) but reported as other comprehensive income (loss).

For foreign currency transactions, the Company translates these amounts to the Company’s functional currency at the exchange rate effective on the invoice date. If the exchange rate changes between the time of purchase and the time actual payment is made, a foreign exchange transaction gain or loss results which is included in determining net income for the period.

No significant realized exchange gains or losses were recorded from inception (June 21, 2006) to September 30, 2009.

Comprehensive Income (Loss)

FASC Topic No. 220, “Comprehensive Income,” establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. From inception (May 31, 2006) to September 30, 2009, the Company had no items of other comprehensive income. Therefore, net loss equals comprehensive loss from inception (May 31, 2006) to September 30, 2009.

C-Store Pictures Entertainment Co., Ltd.
Notes to the Consolidated Financial Statements
Years ended June 30, 2009 and 2008
(Expressed in US dollars)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements

In June 2009, the FASB established the Accounting Standards Codification (“Codification” or “ASC”) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in accordance with generally accepted accounting principles in the United States (“GAAP”). Rules and interpretive releases of the Securities and Exchange Commission (“SEC”) issued under authority of federal securities laws are also sources of GAAP for SEC registrants. Existing GAAP was not intended to be changed as a result of the Codification, and accordingly the change did not impact our financial statements. The ASC does change the way the guidance is organized and presented.

Statement of Financial Accounting Standards (“SFAS”) No. 165 (ASC Topic 855), “Subsequent Events”, SFAS No. 166 (ASC Topic 810), “Accounting for Transfers of Financial Assets-an Amendment of FASB Statement No. 140”, SFAS No. 167 (ASC Topic 810), “Amendments to FASB Interpretation No. 46(R),” and SFAS No. 168 (ASC Topic 105), “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles- a replacement of FASB Statement No. 162” were recently issued. SFAS No. 165, 166, 167, and 168 have no current applicability to the Company or their effect on the financial statements would not have been significant.

Accounting Standards Update (“ASU”) ASU No. 2009-05 (ASC Topic 820), which amends Fair Value Measurements and Disclosures – Overall, ASU No. 2009-13 (ASC Topic 605), Multiple Deliverable Revenue Arrangements, ASU No. 2009-14 (ASC Topic 985), Certain Revenue Arrangements that include Software Elements, and various other ASU’s No. 2009-2 through ASU No. 2009-15 which contain technical corrections to existing guidance or affect guidance to specialized industries or entities were recently issued. These updates have no current applicability to the Company or their effect on the financial statements would not have been significant.

NOTE 3 - CAPITAL STOCK

Authorized Stock

The Company has authorized 100,000,000 common shares and 100,000,000 preferred shares, both with a par value of $0.001 per share. Each common share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholders of the corporation is sought.

Share Issuance

From inception of the Company (June 21, 2006) to September 30, 2009, the Company has issued 1,000,000 common shares at $0.005 per share, 1,500,000 common shares at $0.01 per share, and 2,050,000 common shares at $0.04 per share, resulting in total proceeds of $102,000 and 4,550,000 common shares issued and outstanding at September 30, 2009. Of these shares, 2,500,000 were issued to directors and officers of the Company and 2,050,000 were issued to independent investors.

There are no preferred shares outstanding. The Company has issued no authorized preferred shares. The Company has no stock option plan, warrants or other dilutive securities.

C-Store Pictures Entertainment Co., Ltd.
Notes to the Consolidated Financial Statements
Years ended June 30, 2009 and 2008
(Expressed in US dollars)

NOTE 4 - PROVISION FOR INCOME TAXES

The Company recognizes the tax effects of transactions in the year in which such transactions enter into the determination of net income, regardless of when reported for tax purposes. Deferred taxes are provided in the financial statements under FASC 718-740-20 to give effect to the resulting temporary differences which may arise from differences in the bases of fixed assets, depreciation methods, allowances, and start-up costs based on the income taxes expected to be payable in future years.

Development stage deferred tax assets arising as a result of net operating loss carryforwards have been offset completely by a valuation allowance due to the uncertainty of their utilization in future periods. Operating loss carryforwards generated during the period from June 21, 2006 (date of inception) through September 30, 2009 of $56,866 will begin to expire in 2026. Accordingly, deferred tax assets of approximately $19,900 were offset by the valuation allowance, which increased by $6,900 and $6,500 during the year ended September 30, 2009 and 2008, respectively.

The Company follows the provisions of uncertain tax positions as addressed in FASC 740-10-65-1. The Company recognized approximately no increase in the liability for unrecognized tax benefits.

The Company has no tax position at September 30, 2009 for which the ultimate deductibility is highly certain but for which there is uncertainty about the timing of such deductibility. The Company recognizes interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses. No such interest or penalties were recognized during the periods presented. The Company had no accruals for interest and penalties at September 30, 2009. The Company’s utilization of any net operating loss carry forward may be unlikely as a result of its intended development stage activities.

NOTE 5 - GOING CONCERN AND LIQUIDITY CONSIDERATIONS

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. As at September 30, 2009, the Company had a loss from operations of $19,076, an accumulated deficit of $56,866, and working capital of $45,134 and has earned no revenues since inception. The Company intends to fund operations through equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the year ending September 30, 2010.

The ability of the Company to emerge from the development stage is dependent upon, among other things, obtaining additional financing to continue operations, and development of its business plan.

In response to these problems, management intends to raise additional funds through public or private placement offerings.

These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 6 - SUBSEQUENT EVENT

The Company has evaluated subsequent events from the balance sheet date through December 4, 2009 and determined there are no other events that require disclosure.

Item 5.06         Change in Shell Company Status

As a result of the consummation of the Acquisition described in Item 2.01 of this Current Report on Form 8-K, we believe that we are no longer a “shell company”, as that term is defined in Rule 405 under the Securities Act and Rule 12b-2 under the Exchange Act.

Item 9.01         Financial Statements and Exhibits

(d)         Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K:

Exhibit No.	Description

3.1	Articles of Incorporation of A5 Laboratories Inc. (formerly El Palenque Nercery, Inc.) (1)

3.2	Certificate of Amendment filed with the Nevada Secretary of State on June 30, 2006 (1)

3.3	Certificate of Amendment filed with the Nevada Secretary of State on March 15, 2010 (2)

3.4	Bylaws of A5 Laboratories Inc. (formerly El Palenque Nercery, Inc.) (1)

10.1	CRO Asset Acquisition Agreement dated June 18, 2010 (3)

10.2	Interferon Asset Acquisition Agreement dated June 18, 2010 (3)

(1)	Included as an exhibit to our Registration Statement on Form SB-2 filed on November 11, 2006.
(2)	Included as an exhibit to our Current Report on Form 8-K filed on March 22, 2010.
(3)	Included as an exhibit to our Current Report on Form 8-K filed on June 23, 2010.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 7, 2010	A5 LABORATORIES INC.

	By:	/s/ Richard Azani
Richard Azani
President, Chief Executive Officer, Chief
Financial Officer, Principal Accounting
Officer, Secretary, Treasurer, and
Director